MathStar Schedules Third Quarter 2007 Conference Call for Nov. 7

      HILLSBORO, Ore., Oct. 30 /PRNewswire-FirstCall/ -- MathStar, Inc. (Nasdaq:
MATH), a fabless semiconductor company specializing in high-performance programmable logic, has scheduled its third quarter 2007 financial results conference call for Wednesday, Nov. 7, 2007 at 1:30 p.m. Pacific time. MathStar will release its third quarter results at approximately 1:00 p.m. Pacific time that same day.

      To listen to the call, please dial 303-262-2050 or 800-257-6607. A replay of the call will be made available on the company's website at http://www.mathstar.com.

      About MathStar, Inc.
      MathStar (Nasdaq: MATH) is a fabless semiconductor company offering best-in-class, high performance programmable logic solutions. MathStar's Field Programmable Object Array (FPOA) can process arithmetic and logic operations at clock rates of 1-gigahertz, which is up to four times faster than even the most advanced FPGA architectures in many applications. MathStar's Arrix(TM) Family of FPOAs are high-performance programmable solutions that enable customers in the machine vision, high-performance video, medical imaging, security & surveillance and military markets to rapidly and cost effectively innovate and differentiate their products. MathStar's FPOAs are available now and are supported by development tools, IP libraries, application notes and technical documentation. For more information, please visit http://www.mathstar.com.